                                                                   EXHIBIT 99.1

                                                            For Information
                                                            ---------------
                                                            Mark A. Hellerstein
                                                            Robert T. Hanley
                                                            303-861-8140

         ST. MARY REPORTS RESULTS FOR THE FULL YEAR AND 4TH QUARTER 2004

DENVER, February 24, 2005 - St. Mary Land & Exploration Company (NYSE: SM)
today reported earnings of $92.5 million or $2.88 per diluted share for the year ended December 31, 2004. Year 2003 earnings were $95.6 million or $2.80 per diluted share. Revenues for 2004 were $433.1 million compared to $393.7 million for 2003. St. Mary's discretionary cash flow(1) increased 19% to $275.2 million in 2004 from $232.1 million in 2003. Net cash provided by operating activities increased from $204.3 million in 2003 to $237.2 million in 2004.

Oil and gas production for 2004 was 75.4 billion cubic feet of gas equivalent
(BCFE) compared to 76.9 BCFE for 2003. The average realized price per MCFE increased $0.73 to $5.48 in 2004, a 15% increase from the average price realized in 2003.

Earnings for the fourth quarter of 2004 were $26.6 million or $0.83 per diluted share compared to $24.7 million or $0.72 per diluted share for the fourth quarter of 2003. Revenues for the fourth quarter of 2004 were $126.4 million compared to $98.0 million for the same period in 2003. Discretionary cash flow(1) for the fourth quarter of 2004 increased 32% from the same period in
2003 to $82.9 million. Net cash provided by operating activities increased to
$80.0 million in the fourth quarter of 2004 from $53.4 million in the fourth quarter of 2003. Average daily oil and gas production during the fourth quarter
2004 totaled 216.3 MMCFE, up 4% from 207.6 MMCFE in the comparable 2003 period.
Average prices realized during the quarter were $6.14 per Mcf and $36.75 per barrel, which were 34% and 37% higher, respectively, than the realized prices in the fourth quarter of 2003.

Mark Hellerstein, Chairman, President and CEO, commented, "We realized record earnings per share for the year 2004 as we enjoyed higher commodity prices and we repurchased 3.9 million common shares during the year. Our production is showing good growth, primarily through the drill bit, as fourth quarter production was up 5% over the third quarter and 9% over the second quarter. We begin 2005 with a strong balance sheet and a large prospect inventory. We increased our drilling capital expenditures budget 24% over our 2004 expenditures and have multi-year development plans in the Bakken and Red River plays in the Williston Basin, Northeast Mayfield in the Anadarko Basin and our
Hanging Woman coalbed methane play in the Powder River Basin."

                                      -1-

The Company's previously announced forecast for the first quarter and the full year of 2005 remains unchanged, except for a $0.05 per MCFE increase for the first quarter and the year in estimated depreciation, depletion and amortization, and is as follows:

                                           1st Quarter               Year
                                           -----------               ----
 Production                                19 - 21 BCFE           81 - 85 BCFE
 Lease operating expenses,
    including production taxes and
    transportation                      $1.35 - $1.45/MCFE    $1.37 - $1.47/MCFE
 General and administrative exp.        $0.30 - $0.35/MCFE    $0.30 - $0.35/MCFE
 Depreciation, depletion & amort.   $1.30 - $1.35/MCFE    $1.35 - $1.45/MCFE

As previously announced, the teleconference call to discuss year-end results is scheduled for February 25, 2005 at 8:00 am (MST). The call participation number is 888-424-5231. A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through March 15 at
800-642-1687, conference number 3293322. International participants can dial
706-634-6088 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 3293322. In addition, the call will be broadcast live at St. Mary's web site at www.stmaryland.com and the earnings press release and financial highlights will be available before the call at
www.stmaryland.com under "News-Press Releases." An audio recording of the conference call will be available at that site through March 31.

Also as previously announced, Mark Hellerstein is scheduled to appear on an interview by Bloomberg Television on February 24, 2005 beginning at approximately 2:39 pm (MST). The interview is expected to cover St. Mary's results for 2004 and outlook for the future. To access specific program information for Bloomberg Television, please visit Bloomberg's website at
www.bloomberg.com.

This release contains forward looking statements within the meaning of securities laws, including forecasts and projections for future periods. The words "will," "believe," "anticipate," "intend," "estimate," "forecast," "plan"
and "expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause
St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the uncertain nature of the expected benefits from the acquisition of oil and gas properties, the volatility and level of oil and natural gas prices, unexpected drilling conditions and results, the risks of various exploration strategies, production rates and reserve replacement, the imprecise nature of oil and gas reserve estimates, drilling and operating service availability, uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of economically attractive exploration and development and property acquisition opportunities and any necessary financing, competition, litigation, environmental matters, the potential impact of government regulations, and other such matters discussed in the "Risk Factors" section of St. Mary's 2003 Annual
Report on Form 10-K filed with the SEC and the 2004 Annual Report on Form 10-K

                                      -2-

expected to be filed with the SEC on or about February 25, 2005. Although St.
Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

(1)           Discretionary cash flow is computed as net income plus
              depreciation, depletion, amortization, impairments, deferred taxes, exploration expense and non-cash changes related to the Net
              Profits Plan, less the cumulative effect of change in accounting principle and unrealized derivative gain/loss. See the attached financial highlights for a reconciliation of discretionary cash flow to net cash provided by operating activities, a presentation of other cash flow information, and a statement indicating why management believes the presentation of the non-GAAP measure of discretionary cash flow provides useful information to investors.

                                    PR-05-04
                                       ###

                                      -3-

                     ST. MARY LAND & EXPLORATION COMPANY
                              FINANCIAL HIGHLIGHTS
                                December 31, 2004
                                   (Unaudited)

PRODUCTION DATA                                   Three Months Ended                    Year Ended
---------------                                       December 31,        Percent        December 31,        Percent
                                               -------------------------          -------------------------
                                                   2004         2003      Change      2004         2003      Change
                                               ------------ ------------          ------------ ------------
Average realized price:
    Gas (per Mcf)                               $     6.14   $     4.59      34%   $     5.52   $     4.89     13%
    Oil (per Bbl)                               $    36.75   $    26.85      37%   $    32.53   $    26.96     21%

Production:
    Gas (MMcf)                                      12,383       11,966       3%       46,598       49,663     -6%
    Oil (MBbls)                                      1,253        1,189       5%        4,799        4,541      6%
    MMCFE (6:1)                                     19,899       19,101       4%       75,393       76,909     -2%

Daily production:
    Gas (Mcf per day)                              134,603      130,066       3%      127,316      136,062     -6%
    Oil (Bbls per day)                              13,615       12,925       5%       13,113       12,441      5%
    MCFE per day (6:1)                             216,293      207,617       4%      205,992      210,709     -2%

Margin analysis per MCFE:
    Average realized price, net of hedging      $     6.13   $     4.55      35%   $     5.48   $     4.75     15%
    Oil and gas production costs                      1.32         1.06      25%         1.27         1.15     10%
    General and administrative costs                  0.28         0.29      -3%         0.29         0.28      4%
                                               ------------ ------------          ------------ ------------
        Operating margin                        $     4.53   $     3.20      42%   $     3.92   $     3.32     18%
                                               ------------ ------------          ------------ ------------
    Depletion, depreciation & amortization  $     1.48   $     1.08      37%   $     1.22   $     1.07     14%

INCOME STATEMENT
----------------
(In thousands, except per share amounts)          Three Months Ended                    Year Ended
                                                     December 31,                       December 31,
                                               -------------------------          -------------------------
                                                   2004         2003                  2004         2003
                                               ------------ ------------          ------------ ------------

Revenues:
    Oil and gas production                      $  139,316   $   89,550            $  463,617   $  387,553
    Oil and gas hedge loss                         (17,243)      (2,672)              (50,299)     (22,439)
    Marketed gas revenue                             4,456        2,419                15,551       13,438
    Gain (loss) on sale of proved properties          (711)       7,499                 1,803        7,278
    Other revenue                                      570        1,194                 2,427        7,878
                                               ------------ ------------          ------------ ------------
                                                   126,388       97,990               433,099      393,708
                                               ------------ ------------          ------------ ------------
Operating expenses:
    Oil and gas production costs                    26,239       20,205                95,518       88,509
    Depletion, depreciation, amortization
        and abandonment liability accretion         29,454       20,709                92,223       81,960
    Exploration                                      8,489        4,986                28,560       25,318
    Impairment of proved properties                      -          185                   494          185
    Abandonment and impairment of
        unproved properties                         (1,212)        (207)                1,420        3,796
    General and administrative                       5,545        5,568                22,004       21,197
    Change in net profits interest
        bonus plan liability                        10,386        2,911                24,398        5,317
    Derivative (gain)loss                              306          668                   260          310
    Marketed gas operating expense                   4,016        2,188                14,230       12,229
    Other                                              217          205                 2,077        1,576
                                               ------------ ------------          ------------ ------------
                                                    83,440       57,418               281,184      240,397
                                               ------------ ------------          ------------ ------------

Income from operations                              42,948       40,572               151,915      153,311
    Interest income                                     78           70                   557          717
    Interest expense                                (1,720)      (1,542)               (6,244)      (7,958)
                                               ------------ ------------          ------------ ------------
Income before income tax expense                    41,306       39,100               146,228      146,070
    Income tax expense (benefit)- current            7,664        6,345                31,217       32,238
    Income tax expense - deferred                    7,013        8,080                22,532       23,692
                                               ------------ ------------          ------------ ------------
Income from continuing operations                   26,629       24,675                92,479       90,140
    Cumulative effect from change
        in accounting principle                          -            -                     -        5,435
                                               ------------ ------------          ------------ ------------
Net income                                      $   26,629   $  24,675             $   92,479   $   95,575
                                               ============ ============          ============ ============

Basic weighted avg shares outstanding               28,462       31,552                28,851       31,233
Diluted weighted avg shares outstanding             33,248       35,858                33,447       35,534

Basic earnings per common share:
    Income before accounting change             $     0.94   $     0.78            $     3.21   $     2.89
    Cumulative effect of accounting change               -            -                     -         0.17
                                               ------------ ------------          ------------ ------------
Basic net income per common share               $     0.94   $     0.78            $     3.21   $     3.06
                                               ============ ============          ============ ============

Diluted earnings per common share:
    Income before accounting change             $     0.83   $     0.72            $     2.88   $     2.65
    Cumulative effect of accounting change               -            -                     -         0.15
                                               ------------ ------------          ------------ ------------
Diluted net income per common share             $     0.83   $     0.72            $     2.88   $     2.80
                                               ============ ============          ============ ============

                     ST. MARY LAND & EXPLORATION COMPANY
                              FINANCIAL HIGHLIGHTS
                                December 31, 2004
                                   (Unaudited)

BALANCE SHEET
-------------
(In thousands)                                    Dec 31,      Dec 31,
                                                   2004         2003
                                               -------------------------
  Working capital                               $   12,035   $    3,101
  Long-term debt                                $  136,791   $  110,696
  Stockholder's Equity                          $  484,455   $  390,653

  Shares outstanding - permanent equity             28,479       28,242
  Shares outstanding - temporary equity                -          3,381
  Note receivable from Flying J (contra-equity) $      -     $   71,594

PROVEN RESERVES
---------------
                                                  Dec 31,      Dec 31,
                                                   2004         2003
                                               ------------ ------------
    Oil (MBbls)                                     56,574       47,787
    Gas (MMcf)                                     319,196      307,024
                                               ------------ ------------
    MMCFE (6:1)                                    658,638      593,744
                                               ============ ============

CASH FLOW
---------
(In thousands)

Reconciliation of Discretionary Cash Flow to Net Cash
Provided by Operating Activities:
                                                  Three Months Ended                    Year Ended
                                                     December 31,                       December 31,
                                               -------------------------          -------------------------
                                                  2004          2003                  2004         2003
                                               ------------ ------------          ------------ ------------
Discretionary Cash Flow (1)                     $   82,940   $   63,005            $  275,240   $  232,053

(Gain) loss on property sales                          711       (7,499)               (1,803)      (7,278)
Exploration exp, excluding
        exploratory dry hole exp                    (6,857)      (5,000)              (24,398)     (18,171)
Minority interest & other                        1,550        3,576                (1,948)       2,088
Changes in working capital and deferred taxes        1,686         (677)               (9,929)      (4,373)
                                               ------------ ------------          ------------ ------------
Net Cash Provided by Operating Activities       $   80,030   $   53,405            $  237,162   $  204,319
                                               ============ ============          ============ ============

Net Cash Used in Investing Activities           $ (137,953)  $  (43,291)           $ (247,006)  $ (196,939)
                                               ============ ============          ============ ============

Net Cash Provided by (Used in)
        Financing Activitie                     $   39,653   $   (2,401)           $    1,435   $   (3,707)
                                               ============ ============          ============ ============

(1) Discretionary cash flow is computed as net income plus depreciation, depletion, amortization, impairments, deferred taxes, exploration expense, stock-based compensation expense, and changes in the net profits interest bonus plan liability less the change in accounting principle and unrealized derivative gain/loss. The non-GAAP measure of discretionary cash flow is presented since management believes that it provides useful additional information to investors for analysis of St. Mary's ability to internally generate funds for exploration, development and acquisitions. In addition, discretionary cash flow is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow or liquidity measures prepared under GAAP. Since discretionary cash flow excludes some, but not all, items that affect net income and net cash provided by operating activities and may vary among companies, the discretionary cash flow amounts presented may not be comparable to similarly titled measures of other companies.